Exhibit 8.1

FORM OF FEDERAL TAX OPINION

______________, 2018

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

7001 W. Edgerton Ave.

Greenfield, Wisconsin 53220

Re:	Federal Tax Consequences of Mutual Holding Company Formation and Stock Issuance

Gentlemen:

We have been requested as special counsel to PyraMax Bank, FSB, a federally-chartered mutual savings bank (the “Bank”), 1895 Bancorp of Wisconsin, MHC, a to-be-formed federally-chartered mutual holding company (the “Mutual Holding Company”), and 1895 Bancorp of Wisconsin, Inc., a to-be-formed federally-chartered subsidiary holding company with the power to issue capital stock (the “Stock Holding Company”), to express our opinions concerning the material federal income tax consequences relating to the reorganization of the Bank from a mutual savings bank to a mutual holding company (all steps in such reorganization are collectively referred to herein as the “Reorganization”) pursuant to that certain PyraMax Bank, FSB Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”). Concurrently with the Reorganization, the Stock Holding Company will offer for sale less than 50.0% of its Common Stock on a priority basis to depositors and Tax-Qualified Employee Plans of PyraMax Bank, FSB, with any remaining shares offered to the public in a Community Offering. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.

Source of Facts. It has been represented to us that the facts set forth herein apply to the Reorganization. In preparing this letter, we relied on the attached, duly authorized and executed representations regarding the Reorganization. If any of the facts are incorrect or incomplete, our discussion and conclusion may be different than those set forth below. We are under no obligation and we expressly disavow any obligation to advise the Bank, the Mutual Holding Company or the Stock Holding Company if we learn that the facts are not as they have been represented to us. We have made such investigations as we have deemed relevant or necessary for the purpose of our opinions. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. In connection therewith, we have examined the Plan of Reorganization and certain other documents of or relating to the Reorganization, some of which are described or referred to in the Plan of Reorganization and which we deemed necessary to examine in order to issue the opinions set forth below. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of the Bank at a meeting duly called and held, that the Bank will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties which are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws and under federal income tax laws except on the basis of the documents and assumptions described above.

Source of Law. In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (“Treasury Regulations”) thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. These opinions are as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code Section 351, the other applicable state and federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Service or a court.

PROPOSED TRANSACTION

On September 5, 2018, the board of directors of the Bank adopted the Plan of Reorganization. For what are represented to be valid business purposes, the Bank’s board of directors has decided to convert to a mutual holding company structure pursuant to statutes. The following steps are proposed:

(i)	The Bank will organize an interim stock savings bank (the “Interim Bank”), as a wholly-owned subsidiary;

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

(ii)

By means of a purchase and assumption agreement, the Bank will transfer all of its assets and liabilities, other than $100,000 in cash, to the Interim Bank, which will become the Stock Bank (the “351 Transaction”);

(iii)	The Bank will amend its charter and by-laws so as to become the Mutual Holding Company;

(iv)	The Mutual Holding Company will organize the Stock Holding Company, as a wholly-owned subsidiary;

(v)

The Mutual Holding Company will transfer $1,000 in cash and all of the common stock of the Stock Bank to the Stock Holding Company in exchange for 100 shares of common stock of the Stock Holding Company (the “Secondary 351 Transaction”).

(vi)

Contemporaneously with the reorganization of the Bank into the mutual holding company structure, including the organization of the Mutual Holding Company, the Stock Holding Company and the Stock Bank, the Stock Holding Company will offer less than 50.0% of its Common Stock in the Subscription Offering and, if applicable, the Community Offering.

Collectively, the above steps (i) through (vi) are referred to as the “Reorganization.” Those persons who, as of the effective date of the Reorganization (the “Effective Date”), hold depository rights with respect to Bank will thereafter have such rights solely with respect to the Stock Bank. Each deposit account with the Bank at the time of the exchange will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions. Following the completion of the Reorganization, all depositors who had membership rights with respect to the Bank immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank. All new depositors of the Stock Bank after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank.

Following the Reorganization, the Stock Holding Company will have the power to issue shares of capital stock (including common and preferred stock) to persons other than the Mutual Holding Company. So long as the Mutual Holding Company is in existence, however, it must own a majority of the voting stock of the Stock Holding Company. The Stock Holding Company may issue any amount of non-voting stock to persons other than Mutual Holding Company. No such non-voting stock will be issued as of the date of the Reorganization.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

LAW AND ANALYSIS

Code Section 368(a)(1)(F) provides that the term “reorganization” means a mere change in identity, form, or place of organization of one corporation, however effected.

Code Section 351(a) provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in Code Section 368(c)) of the corporation.

Code Section 368(c) provides that “control” means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

Code Section 351 requires a transfer of property in exchange for stock. The “transfer” requirement is satisfied so long as the transferor transfers to the transferee all substantial rights associated with the transferred property. In Revenue Ruling 2003-48, the Service ruled that because the former owners of the state-chartered mutual bank were in control (within the meaning of Code Section 368(c)) of the mutual holding company, the transfer of their equity interests in the state-chartered mutual bank to the mutual holding company, in exchange for membership interests in the mutual holding company, qualified as a transfer described in Code Section 351. The Service also ruled that the mutual holding company’s contribution of stock of the stock bank to the stock holding company in exchange for the voting stock of the stock holding company constituted a transfer under Code Section 351.

In Revenue Ruling 2003-48, the Service had the opportunity to rule on a transaction similar to the one at hand and found that it involved two back-to-back exchanges of property for stock within the meaning of Code Section 351. In the revenue ruling, a mutual bank established the mutual holding company as a wholly-owned stock subsidiary and the mutual holding company established two wholly-owned subsidiaries, one of which was a stock holding company. The mutual bank converted to stock form in a transaction under Code Section 368(a)(1)(F), pursuant to which its members constructively received shares of its common stock. The mutual holding company then cancelled its shares of common stock and exchanged its charter for a mutual holding company charter. The members then transferred the shares of stock bank stock constructively received to the mutual holding company in exchange for membership interests in the mutual holding company. Thereafter, the mutual holding company contributed the stock of the stock bank to the stock holding company in exchange for additional shares and the stock holding company issued more than 20% but less than 50% of its common stock to the public in a stock offering. With respect to the first transfer, the Service found that because the former owners of the bank are in control (within the meaning of Code Section

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

368(c) of the mutual holding company, their exchange of their equity interests in the bank for membership interests in the mutual holding company qualified as a transfer described in Code Section 351. The Service found this to be the case even though the mutual holding company transferred all of its interest in the stock bank to the stock holding company, citing Revenue Ruling 77-449, 1977-2 C.B. 110 and Revenue Ruling 83-34, 1983-1C.B. 79. In addition, the Service found that the transfer by the mutual holding company of the stock bank to the stock holding company also qualified as a transfer within the meaning of Code Section 351. The Service found that the subsequent stock offering by the stock holding company did not prevent the transaction from qualifying as a transfer described in Code Section 351 because the persons to whom the stock was issued pursuant to the stock offering, together with the mutual holding company, were both considered transferors to the mutual holding company.

Revenue Ruling 77-449 found that where there are successive transfers of property from a domestic corporation to its wholly-owned domestic subsidiary and from that subsidiary to its wholly-owned domestic subsidiary, where each transfer is part of a plan and made solely in exchange for additional shares of the subsidiary’s stock, each transfer satisfies the requirements of Code Section 351. Revenue Ruling 83-34 expanded on the holding in Revenue Ruling 77-449, however, in the latter case, the transfers were to subsidiaries that were 80% controlled subsidiaries within the meaning of Code Section 368(c). Revenue Ruling 83-34 found both transactions to satisfy the requirements of Code Section 351, even though at the end of the second transfer the transferor in the first transfer no longer had 80% control of the company to whom the property was initially transferred.

In Revenue Ruling 2003-51, the Service also ruled that a transfer of assets to a corporation (the “first corporation”) in exchange for an amount of stock of the first corporation constituting control satisfies the control requirement of Code Section 351, if pursuant to a binding agreement entered into by the transferor with a third party prior to the exchange, the transferor transfers the stock of the first corporation to another corporation (the “second corporation”) simultaneously with the transfer of assets by the third party to the second corporation and, immediately thereafter, the transferor and the third party are in control of the second corporation. In its analysis, the Service acknowledged that it had previously found that the control requirements of Code Section 351 were not satisfied where, pursuant to a binding agreement entered into by the transferor prior to the transfer of property, the transferor loses control of the corporation by a taxable sale of all or part of that stock to a third party who did not also transfer property to the corporation in exchange for stock. However, the Service reasoned that treating a transfer of property that is followed by a nontaxable disposition of the stock received as a transfer described in Code Section 351 is not inconsistent with the purpose of Code Section 351.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

Application of the Law to the Facts in the 351 Transactions.

The transactions in the instant case are substantially similar to the transactions in Revenue Ruling 2003-48. Although the form of the initial 351 Transaction was different than the form of the first transaction in Revenue Ruling 2003-48, both qualify as transfers under Code Section 351. In addition, in Revenue Ruling 2003-48, following the contribution of the stock bank stock to the mutual holding company by the former owners of the bank (in its mutual form), the mutual holding company transferred the stock bank to the stock holding company contemporaneously with the stock offering. Accordingly, because the stock holding company in the instant case is also a wholly-owned subsidiary of the mutual holding company at the commencement of the Secondary 351 Transaction, the reasoning in Revenue Ruling 2003-48 (which cited as support Revenue Rulings 77-449 and 83-34) applies to cause the transfer to qualify under Code Section 351. Lastly, Revenue Ruling 2003-48 also Service found that the participation by members of the public in the stock holding company’s stock offering did not prevent the second transaction from qualifying as a transfer under Code Section 351 because those persons were aggregated with mutual holding company and treated as transferors in a transfer qualifying under Code Section 351. Accordingly, we believe that the Secondary 351 Transaction will also qualify as a tax-free exchange of property solely for stock under Code Section 351.

SUMMARY OF OPINIONS

Based on the facts, representations and assumptions set forth herein, we are of the opinion that:

1. The conversion of the Bank to the Mutual Holding Company will qualify as a reorganization under Section 368(a)(1)(F).

2. The transfer by the Bank of substantially all of its assets and liabilities to the Stock Bank qualifies as an exchange under Code Section 351 and the Bank will recognize no gain or loss upon the transfer of substantially all of its assets and liabilities solely in exchange for the voting common stock of the Stock Bank.

3. The Bank’s holding period in the common stock of the Stock Bank received in the Reorganization will include the holding period during which the property exchanged was held (Code Section 1223(1)).

4. The Bank will recognize no income with respect to its bad debt reserve established under Code Section 593.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

5. The Stock Bank will recognize no gain or loss upon its receipt of property from the Bank in exchange for its stock (Code Section 1032(a)).

6. The Stock Bank’s basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization. (Code Section 362(a)).

7. The Stock Bank’s holding period for the property received from the Bank will include the period during which such property was held by the Bank (Code Section 1223(2)).

8. The Bank members will recognize no gain or loss by reason of the Reorganization.

9. No gain or loss shall be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members of Bank on the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to Mutual Holding Company, in exchange for their deposit accounts in the Mutual Bank or to the other depositors on the issuance to them of withdrawable deposit accounts (Code Section 354(a)).

10. It is more likely than not that the fair market value of the subscription rights to purchase Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon the distribution to them of the nontransferable subscription rights to purchase shares of stock of the Stock Holding Company. Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

11. The basis of the deposit accounts in the Stock Bank to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Bank will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. (Code Section 358(a)(1)). The basis of the interests in the liquidation rights in the Mutual Holding Company to be received by Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members of the Mutual Bank shall be zero (Rev. Rul. 71-233, 1971-1 C.B. 113).

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

12. The Mutual Holding Company and the persons who purchased Common Stock of the Stock Holding Company in the Subscription Offering and any Community Offering (“Minority Stockholders”) will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to the Stock Holding Company in exchange for stock in the Stock Holding Company (Code Section 351(a)).

13. The Stock Holding Company will recognize no gain or loss on its receipt of Stock Bank stock and cash in exchange for Stock Holding Company Common Stock (Code Section 1032(a)).

14. The Mutual Holding Company’s basis in the Stock Holding Company Common Stock received in the Secondary 351 Transaction will be the same as its basis in the Stock Bank stock transferred (Code Section 358(a)(1)).

15. The Mutual Holding Company’s holding period in the Stock Holding Company Common Stock received will include the period during which it held the Stock Bank common stock, provided that the property was a capital asset on the date of the exchange (Code Section 1223(1)).

16. The Stock Holding Company’s basis in the Stock Bank stock received from the Mutual Holding Company will be the same as the basis of such property in the hands of the Mutual Holding Company (Code Section 362(a)).

17. The Stock Holding Company’s holding period for the Stock Bank stock received from the Mutual Holding Company will include the period during which the property was held by the Mutual Holding Company (Code Section 1223(2)).

18. It is more likely than not that the basis of the Stock Holding Company Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised (Code Section 1223(6)).

The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

With respect to our opinion under paragraph 4 above, the Bank has represented to us that the value of common stock received by the Bank in exchange for accounts receivable will be equal to the net value of the accounts transferred – i.e., the face value of the accounts receivable previously included in income less the amount of the reserve for bad debts. In Nash v. United States, 398 U.S. 1 (1970), the Supreme Court held that a reserve for bad debts is not recaptured by a transferor of accounts receivable to a controlled corporation for its stock. The Court found that the transferors merely received stock and securities equal in value to the net worth of the receivables transferred – i.e., their face value less the reserve for bad debts. Since no gain or loss is realized, there is no reason to include the reserve in income. See also Rev. Rul. 78-280, 1978-2 C.B. 139.

Our opinion under paragraph 10 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. With respect to our opinion under paragraphs 10 and 18, we note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that Keller & Company, Inc. has issued a letter to the Board of Directors of the Stock Holding Company and the Bank dated [Date], 2018 that the subscription rights will have no ascertainable fair market value. Finally, we note that the Service has not in the past concluded that subscription rights have value.

If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Stock Bank may be taxable on the distribution of the subscription rights.

We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance, or regulation other than as expressed above.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

PyraMax Bank, FSB

1895 Bancorp of Wisconsin, Inc.

1895 Bancorp of Wisconsin, MHC

                    , 2018

We hereby consent to the filing of this opinion as an exhibit to the Bank’s combined Form MHC-1/MHC-2 Notice of MHC Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC, and as an exhibit to the Stock Holding Company’s Application on Form H-(e)1, as filed with the Board of Governors of the Federal Reserve System, and Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2, H-(e)1, and S-1 under the captions “The Reorganization and Offering – Material Income Tax Consequences” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

Very truly yours,

LUSE GORMAN, PC